We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-42012, 33-43332, 33-79466, 333-00896,
333-00894 and 333-00892) and in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-73224) of Somatogen, Inc. of our report dated July 26, 1996 appearing on page 55 of this Form 10-K.


PRICE WATERHOUSE LLP
Boulder, Colorado

August 29, 1996